Exhibit 10.1

SECOND AMENDMENT TO

SECURITIES PURCHASE AGREEMENT

This Second Amendment to Securities Purchase Agreement (this “Second Amendment”) is dated as of April 22, 2011, by and between Visualant, Incorporated, a Nevada corporation (the “Company”), and Seaside 88, LP, a Florida limited partnership (such investor, including its successors and assigns, “Seaside”).

WHEREAS, the parties entered into that certain Securities Purchase Agreement dated as of December 23, 2010, as amended by that certain First Amendment to Securities Purchase Agreement dated as of March 2, 2011 between the parties (as so amended, the “Agreement”; capitalized terms used herein without definition shall have the meanings assigned to such terms in the Agreement), which Agreement provided for the sale by the Company to Seaside, and the purchase by Seaside from the Company, of shares of Common Stock of the Company on certain Closing Dates as set forth in the Agreement; and

WHEREAS, the parties now desire to amend the Agreement to modify the number of Shares purchasable by Seaside under the Agreement subsequent to the date hereof, as more specifically set forth herein.

NOW, THEREFORE, in consideration of the mutual covenants contained in this Agreement, and for other good and valuable consideration the receipt and adequacy of which are hereby acknowledged, the Company and Seaside agree as follows:

1.         The following definition as set forth in Section 1.1 of the Agreement shall be amended hereby by deleting such definition in its entirety and substituting therefor the following:

“Share Amount” shall mean the number of Shares to be purchased at a Closing, such number to be equal to the lesser of (a) ten percent (10%) of the total number of shares of Common Stock traded during normal hours during the twenty (20) Trading Days immediately preceding such Closing, as reported by Bloomberg Financial Markets, and (b) 700,000 Shares.

2.         Section 2.2 of the Agreement shall be amended hereby by deleting such Section in its entirety and substituting therefor the following:

2.2         Subsequent Closings. On each Subsequent Closing Date, upon the terms and subject to the conditions set forth herein, the Company agrees to sell, and the Purchaser agrees to purchase, the Share Amount (subject to Section 2.5(b)) at the Per Share Purchase Price as calculated for such Subsequent Closing.  The Purchaser shall deliver to the Company, via wire transfer of immediately available funds, the Subscription Amount for such Subsequent Closing, and the Company shall deliver to the Purchaser the Share Amount for such Subsequent Closing, and the Company and the Purchaser shall deliver the other items set forth in Section 2.3 deliverable at such Subsequent Closing.  Upon satisfaction or waiver of the covenants and conditions set forth in Sections 2.3, 2.4 and 2.5, each Subsequent Closing shall occur on the applicable Subsequent Closing Date electronically or at such physical location as the parties shall mutually agree.

3.         Section 2.5 of the Agreement shall be amended hereby by deleting subsections (b) and (c) thereof in their entirety and substituting therefor the following:

(b)         In no event will any Subsequent Closing occur if, as a result of the Purchaser’s purchase of Shares at such Subsequent Closing, the Purchaser’s beneficial ownership of the Common Stock, calculated in accordance with Rule 13d-3 promulgated by the Commission, will exceed 9.9%.  In such event, the Purchaser will purchase only that number of Shares that will cause its beneficial ownership, calculated in accordance with Rule 13d-3, to remain below 9.9%.

4.         The parties hereby agree that (i) the amended Share Amount definition and (ii) the amended Sections 2.2 and 2.5 shall apply to the Subsequent Closing scheduled for April 25, 2011 and to all Subsequent Closings thereafter, and shall not be deemed to apply to any Closing occurring prior to the date hereof.

5.         Except as otherwise expressly provided in this Second Amendment, all provisions of the Agreement are hereby ratified and agreed to be in full force and effect, and are incorporated herein by reference.  This Second Amendment may be executed in separate counterparts, each of which shall be deemed an original, and all of which taken together shall constitute one and the same instrument.

6.         This Second Amendment and the Agreement constitute the entire agreement between the parties with respect to the subject matter hereof, and supersede all prior written agreements and negotiations and oral understandings, if any, with respect to such subject matter.

(Signatures Follow)

IN WITNESS WHEREOF, the parties hereto have caused this Second Amendment to be duly executed by their respective authorized signatories as of the date first indicated above.

Visualant, Incorporated

By:  /s/ Ronald Erickson

Name:  Ronald Erickson

Title:    Chief Executive Officer

Seaside 88, LP

By:  Seaside 88 Advisors, LLC

By:  /s/ William J. Ritger

Name:  William J. Ritger

Title:    Manager